Exhibit 99.1

News Release

News Media Contact:	Investor Relations Contact:
Ed Mattix	Andy Schulz
IHS Inc.	IHS Inc.
+1 303 397 2467	+1 303 397 2969
ed.mattix@ihs.com	andy.schulz@ihs.com

IHS Acquires Invention Machine and Releases Updated FY2012 Guidance

ENGLEWOOD, Colo. (July 11, 2012) - IHS Inc. (NYSE:IHS), the leading global source of information and analysis, has acquired Invention Machine for approximately $40 million. Invention Machine is a leader in semantic search technology that uncovers relevant insights held within a wealth of internal and external knowledge sources, transforming the underlying data into actionable intelligence. Their patented semantic question-answering software engine leads engineers and knowledge workers to information quickly and enables them to rapidly digest it to make better decisions.

As previously announced, IHS also has completed the closing of its acquisition of GlobalSpec Inc., from Warburg Pincus LLC for $135 million. GlobalSpec is the leading specialized vertical search, product information and global access point providing critical digital information tied to key Product Engineering and Design workflows for seven million engineers.

IHS senior management will host a conference call and webcast to discuss the GlobalSpec and Invention Machine acquisitions, along with updated guidance for FY2012, on July 11, 2012 at 4:30 p.m. EDT. To hear the live event, visit the IHS website at http://www.ihs.com/Investor-Relations/ and log on at least 15 minutes prior to the start of the webcast.

“The acquisitions of Invention Machine and GlobalSpec present a unique opportunity for IHS to transform our existing engineering specifications and standards business to long-term double-digit growth, and accelerate the IHS Product Design business by increasing the value we offer to engineers, researchers and scientists by connecting innovation to knowledge workers,” said Jerre Stead, IHS chairman and chief executive officer. “With Invention Machine's Goldfire as the front-end, we will bring together all IHS content, insight and tools into an innovative solution that will address many of the unsolved problems facing engineers. This will enable greater productivity, accuracy and design quality, and help customers accelerate innovation and deliver superior products and services.”

Invention Machine's Goldfire product is the decision engine built on top of a patented semantic search engine that connects engineers and innovation and knowledge workers, on-demand, to one another and to the internal and external knowledge and trends needed to develop, maintain and produce breakthrough products and services. Semantic search engines understand the meaning and relationships of words, and can provide more relevant results than traditional text-based search engines.

IHS President and Chief Operating Officer Scott Key said: “Invention Machine is an excellent strategic fit for IHS and is a critical component of the evolution and transformation of the Product Design business. Invention Machine provides a software tool that lays on top of IHS and GlobalSpec content, as well as a customer's own internal and external content, to enable customers to rapidly digest information and make better decisions.

“The acquisitions will allow IHS to provide a revolutionary knowledge management solution that will seamlessly access IHS products, external content and a customer's internal information. It gives us the opportunity to further expand within target customers by creating new products for quality, standards applicability and knowledge management.”

Headquartered in Boston, Invention Machine employs approximately 100 colleagues and also has offices in: Minsk, Belarus; London; Frankfurt; Paris, and Tokyo.

GlobalSpec has a global user base of more than seven million registered users - a user community that grew by 500,000 new registrants during 2011. It provides registered users with a domain-specific search engine for more than 3,500 current product, service and technology vertical categories, a vibrant community of engineers helping other engineers solve important problems, and more than 70 product and industry e-newsletters that help engineers and related professionals perform their key job tasks with the highest levels of accuracy and productivity.

“GlobalSpec's global community of more than seven million engineers will allow us to market our solutions to a large segment of engineers around the world who currently do not yet use IHS services,” Key said. “We will leverage IHS global scale in sales and market presence to create large strategic synergies and revenues as we elevate our Product Design business to accretive growth rates and margins."

GlobalSpec is headquartered in East Greenbush, N.Y. and employs approximately 230 people.

Outlook (forward-looking statement)
For the year ending November 30, 2012, IHS is increasing both its revenue and its adjusted EBITDA guidance and expects:

•	All-in revenue in a range of $1.548 to $1.598 billion; and

•	All-in adjusted EBITDA in a range of $496 to $512 million.

IHS expects adjusted earnings per share (EPS) between $3.88 and $4.01 per diluted share, unchanged since its last guidance update due to the acquisition-related increases in interest expense and depreciation and amortization expense.

IHS is updating its 2012 guidance solely to incorporate the inclusion of GlobalSpec, Invention Machine and the previously announced acquisition of CyberRegs®, as well as to reflect current currency rates.  This update assumes no further currency movements, acquisitions, pension mark-to-market adjustments or unanticipated events.

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Use of Non-GAAP Financial Measures:
Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader's understanding of our financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures, such as Adjusted EBITDA and Adjusted earnings per diluted share, are provided with the schedules to our quarterly earnings releases. Our most recent non-GAAP reconciliations were furnished as an exhibit to a Form 8-K on June 18, 2012, and are available on our website (www.ihs.com).

EBITDA is defined as net income plus or minus net interest plus income taxes, depreciation and amortization. Adjusted EBITDA further excludes (i) non-cash items (e.g., stock-based compensation expense and non-cash pension and postretirement expense) and (ii) items that management does not consider to be useful in assessing our operating performance (e.g., acquisition-related costs, restructuring charges, income or loss from discontinued operations, and gain or loss on sale of assets). Adjusted earnings per diluted share exclude similar items as Adjusted EBITDA. None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

Management uses these non-GAAP measures in its operational and financial decision-making, believing that it is useful to eliminate certain items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations. As a result, internal management reports used during monthly operating reviews feature the Adjusted EBITDA and Adjusted earnings per diluted share metrics. Management also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. EBITDA, Adjusted EBITDA, and Adjusted earnings per diluted share are also used by many of our investors, research analysts, investment bankers, and lenders to assess our operating performance. For example, a measure similar to Adjusted EBITDA is required by the lenders under our term loan and revolving credit agreement.

Because not all companies use identical calculations, our presentation of non-GAAP financial measures may not be comparable to other similarly-titled measures of other companies. However, these measures can still be useful in evaluating our performance against our peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures. For example, a company with greater GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, eliminating the effects of interest income and expense moderates the impact of a company's capital structure on its performance.

All of the items included in the reconciliation from net income to Adjusted EBITDA are either (i) non-cash items (e.g., depreciation and amortization, stock-based compensation, non-cash pension and postretirement expense) or (ii) items that we do not consider to be useful in assessing our operating performance (e.g., income taxes, acquisition-related costs, restructuring charges, income or loss from discontinued operations, and gain or loss on sale of assets). In the case of the non-cash items, management believes that investors can better assess our operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect our ability to generate free cash flow or invest in our business. For example, by eliminating depreciation and amortization from EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, management believes that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

IHS Forward-Looking Statements:
This release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such statements may include financial projections and estimates and their underlying assumptions, statements regarding plans, objectives and expectations with respect to future operations, products, and services, and statements regarding future performance. Forward-looking statements are generally identified by the words "expect," "anticipate," "believe," "intend," "estimate," "plan" and similar expressions. Although IHS and its management believe that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties--many of which are difficult to predict and generally beyond the control of IHS--that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include those discussed or identified by IHS from time to time in its public filings. Other than as required by applicable law, IHS does not undertake any obligation to update or revise any forward-looking information or statements. Please consult our public filings at www.sec.gov or www.ihs.com.

About IHS (www.ihs.com)
IHS (NYSE: IHS) is the leading source of information, insight and analytics in critical areas that shape today's business landscape. Businesses and governments in more than 165 countries around the globe rely on the comprehensive content, expert independent analysis and flexible delivery methods of IHS to make high-impact decisions and develop strategies with speed and confidence. IHS has been in business since 1959 and became a publicly traded company on the New York Stock Exchange in 2005. Headquartered in Englewood, Colorado, USA, IHS employs more than 6,000 people in more than 30 countries around the world.

IHS is a registered trademark of IHS Inc. All other company and product names may be trademarks of their respective owners. Copyright © 2012 IHS Inc. All rights reserved.

About Invention Machine (www.InventionMachine.com)
Invention Machine is the leader in semantic research technology that unlocks decisions hidden in data. The Company's patented semantic question-answering engine empowers informed decision-making helping businesses accelerate innovation, increase productivity and deliver superior products. Over the past decade, the majority of the Global 2000 have used Invention Machine's innovation intelligence platform, Goldfire, to find new markets and bring about breakthrough products and solutions.

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